Independent auditors' consent


The board and shareholders IDS Growth Fund, Inc.:
  IDS Growth Fund
  IDS Research Opportunities Fund

The board of trustees and unitholders Growth Trust:
   Growth Portfolio
   Aggressive Growth Portfolio

We consent to the use of our reports incorporated herein by reference and to the references to our Firm under the headings "Financial highlights" in Part A and "INDEPENDENT AUDITORS" in Part B of the Registration Statement.



                                                 KPMG Peat Marwick LLP

Minneapolis, Minnesota
September   , 1998